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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Definitions" and "Accountants" in the Plan of Reorganization, and "Financial Information" in the Statement of Additional Information, and to the use of our report dated December 15, 2004, on the financial statements and financial highlights of AIM Mid Cap Growth Fund as of and for the year ended October 31, 2004 in the Registration Statement (Form N-14).


                                ERNST & YOUNG LLP


Houston, Texas
November 15, 2005